LEASE AGREEMENT


     THIS LEASE AGREEMENT ("Lease") is made and entered into effective as of the 28th day of September, 1999 by and between AEI REAL ESTATE FUND 85-A LIMITED PARTNERSHIP ("AEI"), a Minnesota limited partnership whose principal business address is 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101 ("Lessor"), and MARIE CALLENDER PIE SHOPS, INC., a California corporation ("Lessee"), whose principal business address is 1100 Town & Country Road, Suite 1300, Orange, California 92868.

WITNESSETH

     WHEREAS, Lessor is the fee owner of a certain parcel of real property and improvements located at Gresham, Oregon and legally described in Exhibit "A," which is attached hereto and incorporated herein by reference; and

     WHEREAS, Lessee desires to lease said real property and building and improvements thereon (hereinafter referred to as the "Leased Premises") from Lessor upon the terms and conditions hereinafter provided;

      NOW, THEREFORE, in consideration of the Rents, terms, covenants, conditions, and agreements hereinafter described to be paid, kept, and performed by Lessee, Lessor does hereby grant, demise, lease, and let unto Lessee, and Lessee does hereby take and hire from Lessor and does hereby covenant, promise, and agree as follows:

ARTICLE 1.  LEASED PREMISES

      Lessor hereby leases to Lessee, and Lessee leases and takes from Lessor, the Leased Premises subject to the conditions of this Lease.

ARTICLE 2.  TERM

A.    The term of this Lease ("Term") shall be fifteen  (15)
consecutive   "Lease   Years",   as   hereinafter   defined,
commencing  on  the  effective  date  hereof  ("Commencement
Date").

B. The first "Lease Year" of the Term shall be for a period of twelve (l2) consecutive calendar months from the Commencement Date. If the Commencement Date shall be other than the first day of a calendar month, the first "Lease Year" shall be the period from the Commencement Date to the end of the calendar month of the Commencement Date, plus the following twelve (l2) calendar months. Each Lease Year after the first Lease Year shall be a successive period of twelve
(l2) calendar months.

C. The parties agree that upon the request of either party, a short form or memorandum of this Lease will be executed for recording purposes which will set forth the actual occupancy and termination dates of the Term and optional Renewal Terms, as defined in Article 28 hereof, and the existence of the right of first refusal, and that said right shall terminate when this Lease is terminated, whichever occurs first.

ARTICLE 3.     IMPROVEMENTS

A. Lessee warrants and agrees that the Building has been constructed on the Leased Premises, and all other improvements to the land, including the parking lot, approaches, and service areas, have been constructed in all material respects by Lessee substantially in accordance with the plot, plans, and specifications provided to Lessor.

B. Lessee represents that Lessee has received no notice from a governmental agency of applicable jurisdiction that the Building or other improvements to the land is in violation of an applicable law, ordinance or regulation. Lessee understands, and agrees, that if the Building contains any existing violations of applicable law, ordinance or regulation, it shall be Lessee's obligation to remedy the same all at Lessee's cost and expense.

C. Lessee agrees to pay, if not already paid in full, for all architectural fees and actual construction costs incurred  by  Lessee  to construct the  Building  and  other related improvements on the Leased Premises, in the past, present or future, which shall include, but not be limited to, plans and specifications, general construction, carpentry, electrical, plumbing, heating, ventilating, air conditioning, decorating, equipment installation, outside lighting, curbing, landscaping, blacktopping, electrical sign hookup, conduit and wiring from building, fencing, and parking curbs for improvements made by, or at the direction of, Lessee.

D. On the Commencement Date, Lessee shall be deemed to have accepted Leased Premises and acknowledged that the premises are in the condition described under this Lease.

ARTICLE 4. RENT PAYMENTS

A. Lessee shall pay as fixed rental ("Base Rent") for the Leased Premises during the first five years of Term hereof the sum of $152,000 per year, in equal monthly installments
("Monthly Rent") of $12,666.67.

In the sixth and eleventh Lease Years, the Base Rent due and payable shall increase by an amount equal to five percent (5.0%) of the Base Rent payable for the immediately prior Lease Year. For each Renewal Term Lessee shall pay Base Rent, in monthly installments of Monthly Rent, in the amounts as follows:

       PERIOD                         BASE RENT

 YEARS 16 THROUGH 20:    115%  of the Base Rent  payable  in
                         the  first  full  Lease Year. years
                         one through five.

 YEARS 21 THROUGH 25:    120% of  the  Base  Rent payable in
                         the first full Lease Year.

 YEARS 26 THROUGH 30:    125%  of  the  Base Rent payable in
                         the first full Lease Year.

     The Monthly Rent shall be paid in advance to Lessor (or its designees) on the first day of each month in equal monthly installments, any partial month to be prorated based upon a thirty (30) day month. Monthly Rent shall commence on the Commencement Date.

B.   Overdue Payments.

      Lessee shall pay interest on all overdue payments of Rent or other monetary amounts due hereunder at the rate of ten percent (10%) per annum commencing seven (7) days after Lessee's receipt of Lessor's written notice stating such Rent or other monetary amounts are past due.

ARTICLE 5. INSURANCE AND INDEMNITY

A. Lessee shall, throughout the Term or Renewal Terms, if any, of this Lease, at its own cost and expense, procure and maintain insurance which covers the Leased Premises and improvements against fire, wind, and storm damage (including flood insurance if the Leased Premises is in a federally designated flood prone area) and such other risks (including earthquake insurance, if the Leased Premises is located in a federally designated earthquake zone or in an ISO high risk earthquake zone) as may be included in the broadest form of all risk, extended coverage insurance as may, from time to time, be available in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer within the terms of the applicable policies. In any event, the insurance shall not be less than one hundred percent (100%) of the then insurable value with commercially reasonable deductibles, which deductibles shall, in any event, be not more than $100,000. Additionally, replacement cost endorsements, vandalism endorsement, malicious mischief endorsement, waiver of subrogation endorsement, waiver of co-insurance or agreed amount endorsement (if available) and Building Ordinance Compliance endorsement, and Rent loss endorsements (for a period of 90 days) shall be obtained.

B. Lessee agrees to place and maintain throughout the Term or Renewal Terms, if any, of this Lease, at Lessee's own expense, public liability insurance with respect to Lessee's use and occupancy of the Leased Premises, including "Dram Shop" or liquor liability insurance, if the same shall be or become available in the State where the Leased Premises are located, with initial limits of at least $2,000,000 per occurrence with $3,000,000 general aggregate (inclusive of umbrella coverage).

C. Lessee agrees to notify Lessor in writing if Lessee is unable to procure all or some part of the aforesaid insurance. In the event Lessee fails to provide all insurance required under this Lease, Lessor shall have the right, but not the obligation, to procure such insurance on Lessee's behalf, following seven (7) business days written notice to Lessee of Lessor's intent to do so (unless insurance then in place would lapse during such period, or already has lapsed, in which case no notice need be given) and Lessee may obtain such insurance during said seven (7) day period and not then be in default hereunder. If Lessor shall obtain such insurance, Lessee will then, within five
(5) business days from receiving written notice, pay Lessor the amount of the premiums due or paid, together with interest thereon at 10% per annum which amount shall be considered Rent payable by Lessee in addition to the Rent defined at Article 4 hereof.

D. All policies of insurance provided for or contemplated by this Article can be under Lessee's blanket insurance coverage and shall name Lessor, Lessor's corporate general partner, and Robert P. Johnson, any mortgagee, and Lessee as additional insured and loss payee as their respective interests (as landlord and lessee, respectively) may appear, and shall provide that the policies cannot be canceled, terminated, changed, or modified without thirty (30) days written notice to the parties. In addition, all of such policies shall be in place on or before the Commencement Date and contain endorsements by the respective insurance companies waiving all rights of subrogation, if any, against Lessor. The coverages required in this Section may be subject to Lessee's customary deductible or retention, but not to exceed $100,000. All insurance companies providing coverages must be rated "A" or better by Best's Key Rating Guide (the most current edition), or similar quality under a successor guide if Best's Key Rating shall cease to be published. Lessee shall maintain legible copies of any and all policies and endorsements required herein, to be made available for Lessor's review and photocopy upon Lessor's reasonable request from time to time. On the Commencement Date and no less than fifteen (15) business days prior to expiration of such policies, Lessee shall provide Lessor with legible copies of any and all renewal Certificates of Insurance reflecting the above terms of the Policies (including endorsements).

      Lessee agrees that it will not settle any property insurance claims affecting the Leased Premises in excess of $250,000 without Lessor's prior written consent, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Lessor shall consent to any settlement of an insurance claim wherein Lessee shall confirm in writing with evidence reasonably satisfactory to Lessor that Lessee has sufficient funds available to complete the rebuilding of the Premises.

E. Lessee shall defend, indemnify, and hold Lessor harmless against any and all claims, damages, and lawsuits arising after the Commencement Date of this Lease and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained in or about the Leased Premises, unless such damage or injury results from the intentional misconduct or the gross negligence of Lessor, its employees, agents or contractors, and Lessee agrees to save Lessor harmless from, and indemnify Lessor against, any and all injury, loss, or damage, of whatever nature, to any person or property caused by, or resulting from any act, omission, or negligence of Lessee or any employee or agent of Lessee. In addition, Lessee hereby releases Lessor from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, unless such fire or other casualty shall be brought about by the intentional misconduct or negligence of Lessor, its employees, agents or contractors. In the event of any loss, damage, or injury caused by the joint negligence or willful misconduct of Lessor and Lessee, they shall be liable therefor in accordance with their respective degrees of fault.

F. Lessor hereby waives any and all rights that it may have to recover from Lessee damages for any loss occurring to the Leased Premises by reason of any act or omission of Lessee; provided, however, that this waiver is limited to those losses for which Lessor is compensated by its insurers, if the insurance required by this Lease is maintained. Lessee hereby waives any and all right that it may have to recover from Lessor damages for any loss occurring to the Leased Premises by reason of any act or omission of Lessor; provided, however, that this waiver is limited to those losses for which Lessee is, or should be if the insurance required herein is maintained, compensated by its insurers.

ARTICLE 6. TAXES, ASSESSMENTS AND UTILITIES

A. Lessee shall be liable and agrees to pay the charges for all public utility services rendered or furnished to the Leased Premises, including heat, water, gas, electricity, sewer, sewage treatment facilities and the like, all personal property taxes, real estate taxes, special assessments, and municipal or government charges, general, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, imposed, or assessed against the Leased Premises, or upon any improvements thereon, at any time after the Commencement Date of this Lease for the period prior to the expiration of the term hereof, or any Renewal Term, if exercised.

B. Lessee shall pay all real estate taxes, assessments for public improvements or benefits, and, except as otherwise provided below, other governmental impositions, duties, and charges of every kind and nature whatsoever which shall or may, during the term of this Lease, be charged, laid, levied, assessed, or imposed upon, or become a lien or liens upon the Leased Premises or any part thereof. Such payments shall be considered as Rent paid by Lessee in addition to the Rent defined at Article 4 hereof. Nothing herein shall be deemed or construed to require Lessee to pay or discharge any tax which may be levied by any governmental authority upon the income, profits, or business of Lessor, including rent due Lessor hereunder, or any personal property taxes, franchise, inheritance or estate bases, or taxes upon inheritance or right of succession which may be levied against any estate or interest of Lessor.

C. All real estate taxes, assessments for public improvements or benefits, water rates and charges, sewer rents, and other governmental impositions, duties, and charges which shall become payable for the first and last tax years of the term hereof shall be apportioned pro rata between Lessor and Lessee in accordance with the respective number of months during which each party shall be in possession of the Leased Premises (or through the expiration of the term hereof, if longer) in said respective tax years. Lessee shall pay within 60 days of the expiration of the term hereof Lessor's reasonable estimate of Lessee's pro-rata share of real estate taxes for the last tax year of the term hereof, based upon the last available tax bill. Lessor shall give Lessee notice of such estimated pro-rata real estate taxes no later than 75 days from the end of the term hereof. Upon receipt of the actual statement of real estate taxes for such prorated period, Lessor shall either refund to Lessee any over payment of the pro-rata Lessee obligation, or shall assess and Lessee shall pay promptly upon notice any remaining portion of the Lessee's pro-rata obligation for such real estate taxes.

D. Lessee shall have the right to contest or review by legal proceedings or in such other manner as may be legal (which, if instituted, shall be conducted solely at Lessee's own expense) any tax, assessment for public improvements or benefits, or other governmental imposition aforementioned, upon condition that, before instituting such proceeding Lessee shall pay (under protest) such tax or assessments for public improvements or benefits, or other governmental imposition, duties and charges aforementioned, unless such payment would act as a bar to such contest or interfere materially with the prosecution thereof and in such event Lessee shall post with Lessor alternative security reasonably satisfactory to Lessor. In the event of any reduction, cancellation, or discharge, Lessee shall pay the amount that shall be finally levied or assessed against the Leased Premises or adjudicated to be due and payable, and, if there shall be any refund payable by the governmental authority with respect thereto, Lessee shall be entitled to receive and retain the refund, subject, however, to apportionment as provided during the first and last years of the term of this Lease.

E. Lessor, within sixty (60) days after notice to Lessee if Lessee fails to commence such proceedings, may, but shall not be obligated to, contest or review by legal proceedings, or in such other manner as may be legal, and at Lessor's own expense, any tax, assessments for public improvements and benefits, or other governmental imposition aforementioned, which shall not be contested or reviewed, as aforesaid, by Lessee, and unless Lessee shall promptly join with Lessor in such contest or review, Lessor shall be entitled to recover the amount of such expenses from any refund, but not more than the refund, payable by the governmental authority with respect thereto.

F. Lessor shall not be required to join in any proceeding referred to in this Article, unless in Lessee's reasonable opinion, the provisions of any law, rule, or regulation at the time in effect shall require that such a proceeding be brought by and/or in the name of Lessor, in which event Lessor shall upon written request, join in such proceedings or permit the same to be brought in its name, all at no cost or expense to Lessor.

G. Within thirty (30) days after Lessor notifies Lessee in writing that Lessor has paid such amount, Lessee shall also pay to Lessor, as additional Rent, the amount of any sales tax or excise tax, on Rents imposed by the State where the Leased Premises are located.

ARTICLE 7.     PROHIBITION ON ASSIGNMENTS AND SUBLETTING

A. Except as otherwise expressly provided in this Article, Lessee shall not, without obtaining the prior written consent of Lessor, in each instance:

      1. assign or otherwise transfer this Lease, or any part of Lessee's right, title or interest therein;

      2. sublet all or any part of the Leased Premises or allow all or any part of the Leased Premises to be used or occupied by any other Persons (herein defined as a Party other than Lessee, be it a corporation, a partnership, an individual or other entity); or

     3. mortgage, pledge or otherwise encumber this Lease, or the Leased Premises.

B.   For the purposes of this Article:

      The transfer of voting control of any class of capital stock of any corporate Lessee or sublessee, or the transfer voting control of the total interest in any other person which is a Lessee or sublessee, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be;

      1. an agreement by any other Person, directly or indirectly, to assume Lessee's obligations under this Lease shall be deemed an assignment;

      2. any Person to whom Lessee's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article.

      3. each material modification, amendment or extension or any sublease to which Lessor has previously consented shall be deemed a new sublease; and

      4. Lessee shall present the signed consent to such assignment and/or subletting from any guarantors of this Lease, such consent to be in form and substance reasonably satisfactory to Lessor.

      Lessee agrees to furnish to Lessor within ten (10) business days following demand at any time such information and assurances as Lessor may reasonably request that neither Lessee, nor, to Lessee's knowledge, any previously permitted sublessee or assignee, has violated the provisions of this Article.

C. If Lessee agrees to assign this Lease or to sublet all or any portion of the Leased Premises, Lessee shall, prior to the effective date thereof (the "Effective Date"), deliver to Lessor executed counterparts of any such agreement with the proposed assignee or sublessee, as applicable.

      Lessor agrees that its consent to any other proposed assignment or sublet shall not be unreasonably withheld or delayed, provided Lessor is given prior written notice of such sublease or assignment, accompanied by a copy of such sublease or assignment, and the consent of Lessee (such consent to be in form and substance satisfactory to Lessor) to such assignment or sublet, affirming its continued liability hereunder.

D. Notwithstanding anything in this Lease to the contrary, Lessee shall have the right to assign this Lease, or sublet the Premises or any portion thereof, without the consent of
Lessor:

      1. to any corporation with which Lessee may merge or consolidate, which acquires all or substantially all of the shares of stock or assets of Lessee or which is a parent or subsidiary of Lessee, or which is the successor corporation in the event of a corporate reorganization, or


     2. to any person, entity, partnership, or corporation which acquires a majority of Lessee's restaurants, or a majority of Lessee's restaurants in the state in which the Premises are located, or

     3.   to a franchisee of Lessee.

           Any such assignment or sublease shall not relieve
Lessee or any guarantor of liability under this Lease unless expressly approved in writing by Lessor.

ARTICLE 8. REPAIRS AND MAINTENANCE

A. Lessee covenants and agrees to keep and maintain in good order, condition and repair the interior and exterior of the Leased Premises during the term of the Lease, or any renewal terms, and further agrees that Lessor shall be under no obligation to make any repairs or perform any maintenance to the Leased Premises. Lessee covenants and agrees that it shall be responsible for all repairs, alterations, replacements, or maintenance of, including but without limitation to or of: the interior and exterior portions of all doors; door checks and operators; windows; plate glass; plumbing; water and sewage facilities; fixtures; electrical equipment; interior walls; ceilings; signs; roof; structure; interior building appliances and similar equipment; heating and air conditioning equipment and any equipment owned by Lessor and leased to Lessee hereunder, as itemized on Exhibit B attached hereto and incorporated herein by reference and, further, agrees to replace any of such Lessor's equipment as necessary. Lessee further agrees to be responsible for, at its own expense, snow removal, lawn maintenance, landscaping, maintenance of the parking lot (including parking lines, seal coating, and blacktop surfacing), within the Leased Premises and other similar items.

B. If Lessee refuses or neglects to commence or complete repairs promptly and adequately, after prior written notice as required under Article 16(B) (except in cases of emergency to prevent waste or preserve the safety of the Leased Premises, in which case no notice need be given), Lessor may cause such repairs to be made, but shall not be required to do so, and Lessee shall pay the cost thereof to Lessor within seven (7) business days following demand. It is understood that Lessee shall pay all expenses and maintenance and repair during the term of this Lease. If Lessee is not then in default of this lease beyond the applicable cure period following notice from Lessor, Lessee shall have the right to make repairs and improvements to the Leased Premises without the prior written consent of Lessor if such repairs and improvements (1) are nonstructural and do not exceed $150,000 in cost or (2) affect the structural integrity of the Leased Premises but do not exceed One Hundred Thousand Dollars ($100,000.00) in cost. Lessor's consent to all other repairs or improvements shall not be unreasonably withheld or delayed. All alterations and additions to the Leased Premises shall be made in accordance with all applicable laws and shall remain for the benefit of Lessor, except for Lessee's moveable trade fixtures. In the event of making such alterations as herein provided, Lessee further agrees to indemnify and save harmless Lessor from all expense, liens, claims or damages to either persons or property or the Leased Premises which may arise out of or result from the undertaking or making of said repairs, improvements, alterations or additions, or Lessee's failure to make said repairs, improvements, alterations or additions.

ARTICLE 9. COMPLIANCE WITH LAWS AND REGULATIONS

      Lessee will comply with all statutes, ordinances, rules, orders, regulations and requirements of all federal, state, city and local governments, and with all rules, orders and regulations of the applicable Board of Fire Underwriters which affect the use of the improvements.
Lessee will comply with all easements, restrictions, and covenants of record against or burdening the Leased Premises.

ARTICLE 10. SIGNS

      Lessee shall have the right to install and maintain a sign or signs advertising Lessee's business, provided that the signs conform to law, and further provided that the sign or signs conform specifically to the written requirements of the appropriate governmental authorities.

ARTICLE 11. SUBORDINATION

A. Lessor reserves the right and privilege to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon Lessor's interest in the Leased Premises and on the land and buildings of which said premises are a part, or upon any buildings hereafter placed upon the land of which the Leased Premises are a part, provided such mortgagee shall execute a commercially reasonable subordination, attornment and non-disturbance agreement with Lessee. Lessor also reserves the right and privilege to subject and subordinate this Lease at all times to any and all advances to be made under such mortgages,  and  all  renewals,  modifications,  extensions, consolidations, and replacements thereof, provided such mortgagee shall execute a commercially reasonable subordination, attornment and non-disturbance agreement. In the event that the mortgagee, beneficiary, or any other person, acquires title to the Premises pursuant to the exercise of any remedy provided for in the mortgage or deed of trust, this Lease shall not be terminated or affected by said foreclosure or sale, or any such proceeding, and the mortgagee or beneficiary shall agree that any sale of the Premises pursuant to the exercise of any rights and remedies under the mortgage, deed of trust or otherwise, shall be made subject to this Lease and the rights of the Lessee hereunder. Lessee agrees to attorn to the mortgagee, beneficiary or such other person as its new lessor, and the Lease shall continue in full force and effect as a direct Lease between Lessee and mortgagee, beneficiary or such other person, upon all the terms, covenants, and agreements set forth in this Lease.

B. Lessee covenants and agrees to execute and deliver, upon demand, such further reasonable instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be desired by Lessor and any proposed mortgagee or proposed mortgagees, provided such mortgagee shall execute a commercially reasonable subordination, attornment and non-disturbance agreement with Lessee.

ARTICLE l2. CONDEMNATION OR EMINENT DOMAIN

A. If the whole of the Leased Premises are taken by any public authority, ("Condemnor") under the power of eminent domain, or by private purchase in lieu thereof ("Condemnation"), then this Lease shall automatically terminate upon the date possession is surrendered, and Rent shall be paid up to that day.

B. Lessee shall have the right to elect to terminate the Lease if a Condemnor by Condemnation acquires any of the following:

        1.  any material portion of the restaurant building,

        2. in excess of fifteen percent (15%) of the parking spaces within the Leased Premises, or

        3. Any taking which would prohibit or materially interfere with Lessee's using the Leased Premises as a restaurant.

In   the  event  that  this  Lease  shall  terminate  or  be
terminated, the Rent shall, if and as necessary, be paid up to the day that possession of the Leased Premises was surrendered.

C. If any part of the building or more than 15% of the parking spaces within the Leased Premises shall be so taken but Lessee does not elect to terminate this Lease, then Lessee shall, with the use of the condemnation proceeds which Lessor shall make available to Lessee, but otherwise at Lessee's own cost and expense, restore the remaining portion of the Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased. Lessee shall make all repairs to the building in which the Leased Premises is located to the extent necessary to constitute the building a complete architectural unit. Provided, further, the cost thereof to Lessor shall not exceed the proceeds of the condemnation award, all to be done without any adjustments in Rent to be paid by Lessee. This Lease shall be deemed amended to reflect the taking in the legal description of the Leased Premises.

D. All compensation for real property awarded or paid upon such total or partial taking of the Leased Premises shall belong to and be the property of Lessor without any participation by Lessee, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises herein leased. Nothing contained herein shall be construed to preclude Lessee from prosecuting any claim in such proceedings for loss of business or goodwill, damage to or loss of value or cost of removal of inventory, trade fixtures, furniture, and other personal property belonging to Lessee; provided, however, that no such claim shall diminish Lessor's award.

E. If the Premises becomes subject to Condemnation for a period of less than one (1) year, then this shall constitute a temporary Condemnation, during which time all the provisions of this Lease shall remain in full force and effect. Lessee shall be entitled to compensation from the Condemnor if allowable or against the total award for the taking of a construction easement, for interruption of Lessee's business and such other relief as provided by law as a result of any such temporary Condemnation.

ARTICLE 13. RIGHT TO INSPECT

      Lessor reserves the right to enter upon, inspect and examine the Leased Premises at any time during business hours, after reasonable notice to Lessee, and Lessee agrees to allow Lessor free access to the Leased Premises, after reasonable notice to Lessee, to show the Premises. At any time within ninety (90) days of the expiration or termination of the Lease, Lessee agrees to allow Lessor to then place "For Sale" or "For Rent" signs on the Leased Premises. Lessor and Lessor's representatives shall at all times while upon or about the Leased Premises observe and comply with Lessee's reasonable health and safety rules, regulations, policies and procedures. Lessor agrees to indemnify and hold Lessee, its successors, assigns, agents and employees from and against any liability, claims, demands, cause of action, suits and other litigation or judgments of every kind and character, including injury to or death of any person or persons, or trespass to, or damage to, or loss or destruction of, any property, whether real or personal, to the extent resulting from the gross negligence or willful misconduct or Lessor or Lessor's representatives while upon or about the Leased Premises.

ARTICLE 14. USE

      From and after the Commencement Date, the Leased Premises may be used as a restaurant. In any other case, after obtaining Lessor's prior written consent, such consent not to be unreasonably withheld or delayed, Lessee may conduct any lawful business from the Leased Premises. Lessee acknowledges and agrees that any other use without the prior written consent of Lessor will constitute a default under and a violation and breach of this Lease.

ARTICLE 15. DESTRUCTION OF PREMISES

      If, during the term of this Lease, the Leased Premises are totally or partially destroyed by fire or other elements, then, except as provided in Section 15.B, within a reasonable time (but in no event longer than one hundred eighty (180) days, (subject to events beyond Lessee's control as provided in Article 36) Lessee shall repair and restore the improvements so damaged or destroyed as nearly as may be practical to their condition immediately prior to such casualty. All rents payable by Lessee shall be abated during the period of repair and restoration to the extent that Lessor shall be compensated by the proceeds of the rent loss insurance required to be maintained by Lessee hereunder.

       The insurance proceeds (exclusive of Lessee's deductible) shall be used to reimburse Lessee for the cost of rebuilding or restoration of the Leased Premises. Risk that the insurance company shall be insolvent or shall refuse to make insurance proceeds available shall be with Lessee. The Leased Premises shall be so restored or rebuilt so as to be of at least equal size, value and substantially the same character as prior to such damage or destruction.

      If the insurance proceeds (exclusive of Lessee's deductible) are equal to, or less than, One Hundred Fifty Thousand Dollars ($150,000), they shall be paid to Lessee for such repair and restoration. If the insurance proceeds are greater than or equal to One Hundred Fifty Thousand Dollars ($150,000), they shall be deposited by Lessee and Lessor into a customary construction escrow at a nationally recognized title insurance company, or at Lessee's option, with Lessor ("Escrowee") and shall be made available from time to time to Lessee for such repair and restoration.
Reimbursements shall be made to Lessee upon delivery to Escrowee of certificates or affidavits from Lessee's general contractor showing amounts paid for reconstruction of the improvements. If the proceeds held by Escrowee, when added to Lessee's deductible, are not sufficient to pay the total cost of restoration, then Lessee shall pay the difference between such amounts and such total restoration cost.

      Any sums, including interest, not disbursed by the Escrowee after restoration of the improvements has been completed, shall be paid to Lessee within ten (10) days after delivery to Escrowee of Lessee's written request therefore.

      Both parties shall promptly execute all reasonable documents and perform all acts reasonably required by the Escrowee to allow it to perform its obligations under this paragraph.

      If during the last two (2) years of the remaining term of this Lease or any of the option terms of this Lease, if any further options to renew remain, the Leased Premises are damaged or destroyed to the extent of fifty (50%) percent of its replacement cost, or damaged or destroyed such that Lessee cannot carry on business as a casual dining restaurant without being closed for more than ninety (90) days, then Lessee may elect, within 30 days of such damage, to exercise at least one (1) option to renew this Lease so that the remaining term of the Lease is not less than five
(5) years. If Lessee does not elect to exercise such option to renew this Lease, or if no option to renew remains, then this Lease shall terminate on the earlier of Lessor's receipt of the insurance proceeds payable for the damaged improvements, and the amount of the applicable deductible or the expiration of the term of this Lease.

ARTICLE 16. ACTS OF DEFAULT

      Each of the following shall be deemed a default by Lessee and a breach of this Lease:

A. Failure to pay the Rent or any monetary obligation herein reserved, within five (5) business days after receipt of written notice from Lessor to cure the failure to pay the Rent or any monetary obligation herein reserved.

B. Failure to do, observe, keep and perform any of the other terms, covenants, conditions, agreements and provisions in this Lease to be done, observed, kept and performed by within thirty (30) days after written notice from Lessor specifying such default, or within such longer time as may be reasonably necessary if such default cannot reasonably be cured within thirty (30) days, if Lessee is diligently pursuing a course of conduct capable of curing such default, but in any event such cure period shall not exceed 180 days after written notice from Lessor of the default hereunder.

C. The abandonment by Lessee of the Leased Premises for thirty (30) consecutive days, the adjudication of Lessee as a bankrupt, the making by Lessee of a general assignment for the benefit of creditors, the taking by Lessee of the benefit of any insolvency act or law, the appointment of a permanent receiver or trustee in bankruptcy for Lessee property, unless the petition for bankruptcy is dismissed within sixty (60) days after filing, or the appointment of a temporary receiver which is not vacated or set aside within sixty (60) days from the date of such appointment; provided, however, that the foregoing shall not constitute events of default so long as Lessee continues to otherwise satisfy its obligations (including but not limited to the payment of Rent) hereunder.

ARTICLE 17. TERMINATION FOR DEFAULT

      In the event Lessee fails to cure a default within the time allowed in Section 16 after written notice from Lessor, and at any time thereafter Lessor may serve a written notice upon Lessee that Lessor elects to terminate this Lease. This Lease shall then terminate on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted provided, however, that Lessee shall have continuing liability for all future rents for the remainder of the then present term as set forth in, and to the extent of, Article 19, notwithstanding any earlier termination of the Lease hereunder (except where Lessee has exercised a right to terminate where granted herein), preserving unto Lessor the benefit of its bargained-for rental payments.

ARTICLE 18. LESSOR'S RIGHT OF RE-ENTRY

      In  the  event that this Lease shall be terminated  as
hereinbefore provided, or by summary proceedings or otherwise, or in the event of an uncured default hereunder by Lessee, or in the event that the premises or any part thereof, shall be abandoned by Lessee and Rent shall not be paid or other obligations (including but not limited to repair and maintenance obligations) of Lessee hereunder shall not be met, then Lessor or its agents, servants or representatives, may immediately or at any time thereafter, re-enter and resume possession of the premises or any part thereof, and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, or otherwise but without breach of the peace, without being liable for any damages therefor, except for damages resulting from Lessor's negligence or willful misconduct. Notwithstanding anything above to the contrary, if Lessee is still in possession of the Leased
Premises,  Lessor  agrees  to  use  such  legal  proceedings
(summary or otherwise) prescribed by law to regain possession of the Leased Premises.

ARTICLE 19. LESSEE'S CONTINUING LIABILITY

A. Should Lessor elect to re-enter as provided in this Lease or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor shall undertake commercially reasonable efforts to mitigate Lessee's continuing liability hereunder as such efforts may be prescribed by law or statute (which shall include listing the Leased Premises with a licensed commercial real estate broker and securing the property against waste, but shall not otherwise include the expenditure of Lessor's funds, unless the same cannot be waived between the parties hereto as herein provided and the same shall be required by law or statute), and in addition, Lessor may either (i) terminate this Lease or (ii) it may from time to time, without terminating this Lease and the contractual obligation of Lessee to pay Rent under this Lease, make such alterations and repairs as may be necessary to relet the Leased Premises or any part thereof for the remainder of the original Term or any exercised Renewal Terms, at such Rent or Rents, and upon such other terms and conditions as Lessor may reasonably deem advisable. Termination of Lessee's right to possession by Court Order shall be sufficient evidence of the termination of Lessee's possessory rights under this Lease and under any recorded memorandum of Lease, including termination of the Right to Market under Article 34 of this Lease.

B. Upon each such reletting, without termination of the contractual obligation of Lessee to pay Rent under this Lease, all Rents received by Lessor shall be applied as follows:

      1. First, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor;

      2. Second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs of such alterations and repairs;

      3. Third, to the payment of Rent and other monetary obligations due and unpaid hereunder;

      4. Finally, the residue, if any, shall be held by Lessor and applied in payment of future Rent as the same may become due and payable hereunder.

      If such Rents received from such reletting during any month are less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of such Leased Premises by Lessor shall be construed as an election on its part to terminate Lessee's contractual obligations under this Lease respecting the payment of rent and obligations for the costs of repair and maintenance unless a written notice of such intention be given to Lessee.

C. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for any uncured breach.

D. In addition to any other remedies Lessor may have under this Article 19, Lessor may recover from Lessee all damages it may actually incur by reason of any uncured breach, including: the cost of recovering and reletting the Leased Premises; reasonable attorney's fees; and, if Landlord terminates the Lease the present value (discounted at a rate of 8% per annum) of the excess of the amount of Rent and charges equivalent to Rent reserved in this Lease for the remainder of the Term over the then reasonable Rent value of the Leased Premises (or the actual Rents receivable by Lessor, if relet), (the Lessee bearing the burden of proof to demonstrate the amount of rental loss for the same period, that through reasonable efforts to mitigate damages, could have been avoided) for the remainder of the Term, all of which amounts shall be immediately due and payable from Lessee to Lessor in full. In the event that the Rent obtained from such alternative or substitute tenant is more than the Rent which Lessee is obligated to pay under this Lease, then such excess shall be paid to Lessor provided that Lessor shall credit such excess against the outstanding obligations of Lessee due pursuant hereto, if any.

E. It is the object and purpose of this Article 19 that Lessor shall be kept whole and shall suffer no damage by way of non-payment of Rent or by way of diminution in Rent. Lessee hereby waives any rights of re-entry it may have or any rights of redemption or rights to redeem this Lease upon a termination of this Lease.

ARTICLE 20. PERSONALTY, FIXTURES AND EQUIPMENT

A. All permanent building fixtures in or on the Leased Premises paid for by Lessor including, but not limited to, heating system, electrical wiring, lighting system, ventilating system, plumbing system, and air conditioning system, shall be the property of Lessor. All other movable fixtures, trade fixtures, equipment and all other articles of personal property owned by Lessee shall remain the property of Lessee.

B. Lessee shall furnish and pay for any and all equipment, furniture, movable fixtures, trade fixtures, and signs, except for such items, if any, described in Article 20(A) above, as owned by Lessor.

C. At the end of the term of this Lease, the property described at Article 20(B) above which is owned by Lessee, after written notice to Lessor given at least ten (10) business days prior to any proposed removal, may be removed from the Leased Premises by Lessee regardless of whether or not such property is attached to the Leased Premises so as to constitute a "fixture" within the meaning of the law; however, all damages and repairs to the Leased Premises which may be caused by the removal of such property shall be paid for by Lessee.

ARTICLE 21. LIENS

      Lessee shall not do or cause anything to be done whereby the Leased Premises may be encumbered by any mechanic's or other liens. Whenever and as often as any mechanic's or other lien is filed against said Leased Premises purporting to be for labor or materials furnished or to be furnished to Lessee, Lessee shall remove the lien of record by payment or by bonding with a surety company authorized to do business in the state in which the property is located, within forty-five (45) days from the date of the filing of said mechanic's or other lien and delivery of notice thereof to Lessee. Should Lessee fail to take the foregoing steps within said forty-five (45) day period (or in any event, prior to the expiration of the time within which Lessee may bond over such lien to remove it as a lien upon the Leased Premises), Lessor shall have the right, among other things, to pay said lien without inquiring into the validity thereof, and Lessee shall forthwith reimburse Lessor for the total expense incurred by it in discharging said lien as additional Rent hereunder.

ARTICLE 22. NO WAIVER BY LESSOR EXCEPT IN WRITING

      No agreement to accept a surrender of the Leased Premises or termination of this Lease shall be valid unless in writing signed by Lessor. The delivery of keys to any employee of Lessor or Lessor's agents shall not operate as a termination of the Lease or a surrender of the premises. The failure of Lessor to seek redress for violation of any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. Neither payment by Lessee or receipt by Lessor of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent. Nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change it, modify it or discharge it, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

ARTICLE 23. QUIET ENJOYMENT

      Lessor covenants that Lessee, upon paying the Rent set forth in Article 4 and all other sums herein reserved as Rent and upon the due performance of all the terms, covenants, conditions and agreements herein contained on Lessee's part to be kept and performed, shall have, hold and enjoy the Leased Premises free from molestation, eviction, or disturbance by Lessor, or by any other person or persons lawfully claiming the same, and that Lessor has good right to make this Lease for the full term granted, including renewal periods.

ARTICLE 24. PAYMENT OF COSTS AND ATTORNEYS' FEES

      Each party agrees to pay and discharge all reasonable costs, and actual attorneys' fees, including but not limited to attorney's fees incurred at the trial level and in any appellate or bankruptcy proceeding, and expenses that shall be incurred by the prevailing party in enforcing by civil action the covenants, conditions and terms of this Lease or defending against an alleged breach, including the costs of reletting. Such costs, attorneys fees, and expenses if incurred by Lessor shall be considered as Rent as due and owing in addition to any Rent defined in Article 4 hereof.

ARTICLE 25. ESTOPPEL CERTIFICATES

      Either party to this Lease will, at any time, upon not less than ten (10) business days prior request by the other party, execute, acknowledge and deliver to the requesting party a statement in writing, executed by an executive officer of such party, certifying that: (a) this Lease is unmodified (or if modified then disclosure of such modification shall be made); (b) this Lease is in full force and effect; (c) the date to which the Rent and other charges have been paid; and (d) to the knowledge of the signer of such certificate that the other party is not in default in the performance of any covenant, agreement or condition contained in this Lease, or if a default does exist, specifying each such default of which the signer may have knowledge. It is intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser or mortgagee of the Leased Premises or any assignee of such mortgagee or a purchaser of the leasehold estate.

ARTICLE 26. FINANCIAL STATEMENTS

      During the term of this Lease, Lessee will, within one hundred twenty (120) days after the end of Lessee's fiscal year, or sooner if available, furnish its financial statements to Lessor. Lessee's financial statements shall include, at a minimum, a reviewed balance sheet and statement of operations, and do not need to be prepared by an independent certified public accountant, but shall be prepared in conformity with generally accepted accounting principles (hereafter "GAAP") and be represented and warranted in writing as true and correct by the chief financial officer or other authorized officer of Lessee. Additionally, during the term of the Lease, upon Lessor's written request Lessee will within furnish Lessor with Lessee's financial statements and operating statements of the Leased Premises the last ended fiscal quarter. Said quarterly statements do not need to be prepared by an independent certified public accountant, but shall be represented and warranted in writing as true and correct by the chief financial officer or other authorized officer of Lessee. The financial statements shall conform to GAAP, and include, at a minimum, a balance sheet and statement of operations.

ARTICLE 27. OPTION TO RENEW

      If this Lease is not previously canceled or terminated and if Lessee and is not then in default beyond the applicable cure period following Landlord's notice of default, then Lessee shall have the option to renew this Lease upon the same conditions and covenants contained in this Lease for three (3) consecutive periods of five (5) years each (singularly "Renewal Term"). Annual Base Rent during each Renewal Term shall be as set forth in Section 4.A.

      The first Renewal Term will commence on the day following the date the original Term expires and successive Renewal Terms would commence on the day following the last day of the then expiring Renewal Term. Except as otherwise provided in Article 15 hereof, Lessee must give ninety (90) days written notice to Lessor of its intent to exercise this option prior to the expiration of the original Term of this Lease or any Renewal Term, as the case may be.

ARTICLE 28. MISCELLANEOUS PROVISIONS

A. All written notices shall be given to Lessor or Lessee by certified mail or nationally recognized overnight mail. Notices to either party shall be addressed to the person and address given on the first page hereof. Lessor and Lessee may, from time to time, change these addresses by notifying each other of this change in writing.

B. The terms, conditions and covenants contained in this Lease and any riders and plans attached hereto shall bind and inure to the benefit of Lessor and Lessee and their respective successors, heirs, legal representatives, and assigns.

C. This Lease shall be governed by and construed under the laws of the State where the Leased Premises are situated.

D. In the event that any provision of this Lease shall be held invalid or unenforceable, no other provisions of this Lease shall be affected by such holding, and all of the remaining provisions of this Lease shall continue in full force and effect pursuant to the terms hereof.

E. The Article captions are inserted only for convenience and reference, and are not intended, in any way, to define, limit, describe the scope, intent, and language of this Lease or its provisions.

F. In the event Lessee remains in possession of the Leased Premises after the expiration of this Lease and without the execution of a new lease and without Lessor's written permission, Lessee shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy except that the monthly installment of Rent shall be One Hundred Fifty percent (150%) the amount due on the last month prior to such expiration.

G. If any installment of Rent (whether lump sum, monthly installments, or any other monetary amounts required by this Lease to be paid by Lessee and deemed to constitute Rent hereunder) shall not be paid within seven (7) business days after notice from Landlord that such payment is past due, Lessor shall have the right to charge Lessee a late charge of $500 for any amount of Rent installment that remains unpaid after the second such occurrence in any 12 month period.

H. All proceeds from any conveyance of a permanent easement shall belong solely to Lessor.

I. For the purpose of this Lease, the term "Rent" shall be defined as Rent under Article 4, and any other monetary amounts required by this Lease to be paid by Lessee.

J.    Lessee agrees to cooperate with Lessor to allow Lessor
to   obtain   and   use  at  Lessor's  expense   promotional
photographs of the Leased Premises.

ARTICLE 30. REMEDIES

      Notwithstanding anything contained herein it is the intent of the parties that the rights and remedies contained herein shall not be exclusive but rather shall be cumulative along with all of the rights and remedies of the parties which they may have at law or equity. Notwithstanding the foregoing, Lessor hereby waives any statutory or common law landlord's lien on Lessee's personal property.

ARTICLE 31. HAZARDOUS MATERIALS INDEMNITY

      Lessee covenants, represents and warrants to Lessor, its successors and assigns, (i) that it has not used or permitted and will not use or permit the Leased Premises to be used, whether directly or through contractors, agents or tenants, and to the best of Lessee's knowledge and except as disclosed to Lessor in writing, the Leased Premises has not at any time been used for the generating, transporting, treating, storage, manufacture, emission of, or disposal of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances as defined in the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), or any other federal, state or local environmental laws, statutes, regulations, requirements and ordinances ("Hazardous Materials"); (ii) to the best of Lessee's knowledge that there have been no investigations or reports involving Lessee, or the Leased Premises by any governmental authority which in any way pertain to Hazardous Materials in or at the Leased Premises
(iii) to the best of Lessee's knowledge that the operation of the Leased Premises has not violated and is not currently violating any federal, state or local law, regulation, ordinance or requirement governing Hazardous Materials; (iv) to the best of Lessee's knowledge that the Leased Premises is not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites nor any other list, schedule, log, inventory or record of Hazardous Materials or hazardous waste sites, whether maintained by the United States Government or any state or local agency; and (v) that the Leased Premises do not contain any formaldehyde, urea or asbestos, except as may have been disclosed in writing to Lessor by Lessee at the time of execution and delivery of this Lease. Lessee agrees to indemnify and reimburse Lessor, its successors and assigns, for:

          A. any loss, damage, expense or cost arising out of or incurred by Lessor which is the result of the above covenants, representations and warranties, and any and all liability of any kind whatsoever which Lessor may, for any cause and at any time, sustain or incur by reason of Hazardous Materials placed or released on the Leased Premises by Lessee, together with all reasonable attorneys' fees, costs and disbursements incurred in connection with the defense of any action against Lessor arising out of the above.

      These covenants, representations and warranties shall be deemed continuing covenants, representations and warranties for the benefit of Lessor, and any successors and assigns of Lessor and shall survive expiration or sooner termination of this Lease. The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the lesser of 10% or the highest rate of interest allowed by law and shall become immediately due and payable in full on demand of Lessor, its successors and assigns.

ARTICLE 32. ESCROWS

      Upon a third monetary default for non-payment of taxes by Lessee which remains uncured after the expiration of any applicable notice and cure period, Lessee shall deposit with Lessor on the first day of each and every month, an amount equal to one twelfth (1/12th) of the estimated annual real estate taxes, assessments and ("Charges") due on the Leased Premises. From time to time out of such deposits Lessor will, upon the presentation to Lessor by Lessee of the bills therefor, pay the Charges or at Lessee's option, will upon presentation of receipted bills therefor, reimburse Lessee for such payments made by Lessee. In the event the deposits on hand shall not be sufficient to pay all of the estimated Charges when the same shall become due from time to time or the prior payments shall be less than the currently estimated monthly amounts, then Lessee shall pay to Lessor on demand any amount necessary to make up the deficiency. The excess of any such deposits shall be credited to subsequent payments to be made for such items. If a default or an event of default shall occur under the terms of this Lease, Lessor may, at its option, without being required so to do, apply any Deposit on hand to cure the default, in such order and manner as Lessor may elect.

ARTICLE 33. NET LEASE

       Notwithstanding anything contained herein to the contrary it is the intent of the parties hereto that this Lease shall be a net lease and that the Rent defined pursuant to Article 4 should be a net Rent paid to Lessor.

ARTICLE 34. RIGHT TO MARKET

      Lessor, for itself, its successors and assigns, hereby gives and grants to Lessee a right of first refusal (the
"Right of First Refusal") to purchase the Leased Premises, subject to the following terms and conditions:

      (A)  DURATION OF RIGHT OF FIRST REFUSAL. The Right  of
First Refusal and all rights and privileges of Lessee hereunder shall be in force for the term of this Lease until the expiration of Lessee's right to possession.

      (B) MANNER OF EXERCISING RIGHT OF FIRST REFUSAL. If Lessor ("Selling Lessor") shall desire to sell all or any portion of its interest in the Leased Premises (subject to the terms of this Lease), Selling Lessor shall give Lessee written notice of Selling Lessor's intention to sell Selling Lessor's interest (partial or whole) in the Leased Premises. Such notice ("Lessor's Notice") shall give Selling Lessor's name and address and state a price at which Selling Lessor intends to sell, and will sell, a specified portion or all of its interest in the fee simple to the Leased Premises. If Lessee shall fail to exercise its Right of First Refusal as set forth herein, the terms of Article 34(E) shall apply. For twenty (20) business days following the giving of such notice, Lessee shall have the option to purchase for cash such portion of the fee interest of the Selling Lessor at the price stated in the Lessor's Notice. A written notice in substantially the following form, addressed to Selling Lessor and signed by Lessee and given, in accordance with the provisions of Article 29(A) hereof, within the period for exercising the Right of First Refusal, submitted with a bank cashier's check or money order payable to the order of Selling Lessor in the amount of $20,000 (the "Earnest Money") shall be an effective exercise of Lessee's Right of First Refusal, to wit:

                         (date)

      "We hereby exercise the Right of First Refusal to purchase such portion of the fee interest of the Selling Lessor (as set forth in Lessor's Notice) in the property commonly known as Marie Callendar's Gresham, Oregon, pursuant to the Right of First Refusal contained in that certain Net Lease Agreement between us pertaining to said premises."

     (C) TERMS OF SALE IF RIGHT OF FIRST REFUSAL EXERCISED. Upon Lessee's exercise of the Right of First Refusal in accordance with the provisions of subparagraph (B) hereof, Selling Lessor shall be obligated to sell and convey by recordable general warranty deed, good and indefeasible title to its interest in the Leased Premises (or such portion thereof as set forth in Lessor's Notice) subject only to the matters affecting title which were of record at the time Selling Lessor came into title to the Leased Premises and those matters which Lessee created, suffered or permitted to accrue during the term hereof, and Lessee shall be obligated to purchase such Lessor's interest upon the following terms and conditions:

          (i)   PRICE. The price "Purchase Price"  at  which
          Selling   Lessor  shall  sell  and  Lessee   shall
          purchase the Leased Premises shall be the price stated in Lessor's Notice.

          (ii) CLOSING. Closing shall be sixty (60) days after the expiration of the twenty days within which Lessee may exercise its Right of First
          Refusal, unless the parties mutually agree otherwise. The Purchase Price, less credit for the Earnest Money and any other credits to which Lessee is entitled hereunder, shall be tendered in cash or other certified funds by Lessee at Closing.

          (iii)      EVIDENCE OF TITLE. Not  less  than  ten
          (10) days prior to closing, Selling Lessor shall obtain a commitment for an ALTA owner's policy of title insurance dated within thirty (30) days of the closing date, issued by a nationally recognized title insurance company selected by Selling Lessor (the "Title Company") in the amount of the Purchase Price determined pursuant to subparagraph (C)(i) above, naming Lessee as the proposed insured, and covering the fee simple title to the Leased Premises, and showing Selling Lessor vested with good title to portion of the Leased Premises being sold, subject only to the matters affecting title which were of record at the time Selling Lessor came into title to the Leased Premises and those matters which Lessee created, suffered or permitted to accrue during the term hereof. Such title commitment shall be conclusive evidence of good title. If Lessee shall make objection to the marketability of title, Selling Lessor shall have no obligation to make title marketable, but may withdraw Lessor's notice of intent to market the Premises.

          (iv) PRORATIONS. Selling Lessor shall pay the cost of the aforesaid title policy and any and all state and municipal taxes imposed by law on the transfer of the title to the Leased Premises, or the transaction pursuant to which such transfer occurs. Water, sewer and other utility charges, if any, which are not metered, driveway permit charges, if any, general real estate taxes, and other similar items, shall be adjusted ratably as of the Closing, except to the extent otherwise settled between the parties pursuant to other provisions of this Lease. A prorated portion of the Rent prepaid by Lessee for the month of closing shall be credited toward the Purchase Price and Lessee shall be given a credit for rent prepaid for any period after the month in which the Closing occurs. Otherwise, Lessee shall not receive a credit against the Purchase Price for Rent paid hereunder.

          (v) ESCROW CLOSING. At the election of Selling Lessor or Lessee upon notice to the other party not less than five (5) days prior to the Closing, this sale shall be closed through an escrow with the Title Company, in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement then is use by said company, with such special provisions inserted in the escrow agreement as may be required to conform with this agreement. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, paying of the purchase price and delivery of the deed shall be made through the escrow. The cost of the escrow shall be divided equally between the Selling Lessor and Lessee. If for any reason other than Lessee's default, the transaction fails to close, the Earnest Money shall be returned to Lessee forthwith.

          (vi) REMEDIES ON DEFAULT. If Lessee defaults under the provisions of this subparagraph 34(C), Selling Lessor shall have the right to annul the provisions of this paragraph 34 by giving Lessee notice of such election, provided that Selling
          Lessor has first notified Lessee of such default and Lessee has failed to cure the same within ten
          (10) days after such notice. Upon Selling Lessor's notice of annulment in accordance herewith, the Earnest Money shall be forfeited and paid to Selling Lessor as liquidated damages, which shall be Selling Lessor's sole and exclusive remedy. If Selling Lessor defaults under the provisions of this subparagraph 34(C) and fails to cure such default within ten (10) days after being notified of the same by Lessee, then in such event, (i) the Earnest Money at Lessee's election and immediately upon its demand shall be returned to Lessee, which return shall not, however, in any way release or absolve Selling Lessor from its obligations hereunder and (ii) Lessee shall be entitled to all remedies (both legal and equitable) the law (both statutory and decisional) of the state in which the Leased Premises are situated provides without first having to tender the balance of the purchase price as a condition precedent thereof and without having to make any election of such remedies.

     (D) EFFECT OF RIGHT OF FIRST REFUSAL ON LEASE. If this Right of First Refusal is exercised by Lessee and is exercisable in Lessor's Notice as to the entire fee simple, this Lease shall continue in full force and effect until the Closing hereinabove specified. If the Right of First Refusal is exercised only as to all of an undivided portion of the fee simple to the Leased Premises, the Lease shall remain in full force and effect without merger or termination of this Lease because of such purchase. If such Closing fails to occur for any reason, this Lease shall continue in full force and effect, except that if the provisions of this paragraph 34 are annulled by Selling Lessor, in accordance with subparagraph 34(C)(vi), by reason of a default by Lessee, this Lease shall continue, but without the provisions of this paragraph 34 being a part hereof.

      (E) If Lessee fails to exercise its Right of First Refusal, Selling Lessor shall be free to sell all or any portion of its interest in the Leased Premises for nine months following the expiration of the twenty days within which Lessee may exercise its Right of First Refusal, provided that the Selling Lessor giving such Lessor's Notice shall sell its interest (or a portion thereof) for a price equal to or greater than the price (or the pro-rata portion thereof if a portion of the Selling Lessor's interest in the Leased Premises is sold) set forth in Lessor's Notice. This Right of First Refusal shall survive any sale of the Leased Premises and shall apply to any subsequent sale or potential sale by Lessor or its successors and assigns.

ARTICLE 35. COUNTERPART EXECUTION

       This   agreement   may   be  executed   in   multiple
counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

ARTICLE 36 FORCE MAJEURE

      In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, military or usurped power, sabotage, terrorism, unusually severe weather, acts of God, fire or other casualty or other reason (but excluding financial inability) of a like nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of the delay.

     IN WITNESS WHEREOF, Lessor and Lessee have respectively signed and sealed this Lease as of the day and year first above written.



LESSEE:

MARIE CALLENDER PIE SHOPS, INC.
 a California corporation

By: /s/ Steve Jennings               By: Charles Conine

Its: Vice President/CFO              Its:Secretary


LESSOR:

       AEI REAL ESTATE FUND 85-A LIMITED PARTNERSHIP

       By:  Net Lease Management 85-A, Inc.

            By: /s/ Robert P Johnson
                    Robert P. Johnson, President






                       EXHIBIT "A"

                    Legal Description
                    (Gresham, Oregon)


PARCEL I:

A  tract  of  land located in the J.P. Powell Donation  Land
Claim  in Section 3, Township 1 South, Range 3 East  of  the
Willamette  Meridan,  in  the City  of  Gresham,  County  of
Multnomah and State of Oregon.

Beginning at the intersection of the Northerly right-of-way of SE Burnside Road, with the Westerly right-of-way of SE 223rd Avenue, said point being 60 feet from the center line of SE Burnside Road (County Road No. 2063) and 45 feet from the center line of SE 223rd Avenue (County Road No. 3807); thence along the Northerly right-of-way line of SE Burnside Road along the arc of a 11,400 foot radius curve to the right, an arc distance of 42.88 feet of which the long chord bears North 67 10' 52" West; thence North 67 04' 24" West
431.12 feet to the true point of beginning of the hereinafter described land; thence North 67 04' 24" West along the Northerly right-of-way line of SE Burnside Road, a distance of 166.00 feet; thence North 22 55' 36" East 314.07 feet to a point on the Southwesterly right-of-way line of SE 223rd Avenue; thence along the Southwesterly line of SE
223rd Avenue 93.85 feet along the arc of a 761.20 foot radius curve to the left through a central angle of 7 03' 50" (the long chord bears South 39 08' 00" East 93.79 feet); thence along said Southwest right-of-way line South 42 39' 55" East 148.41 feet; thence South 22 55' 36" West 96.80 feet; thence North 67 04' 24" West 52.00 feet; thence South 22 55' 36" West 112.00 feet to the true point of beginning.

PARCEL II:

A   nonexclusive  easement  for  vehicular  and   pedestrian
ingress, egress and access to and use of parking spaces as set forth in Easement Agreement recorded October 29, 1997 in Fee No. 97 167113, over the following described land;

A portion of land located within a parcel, being described by Deed recorded in Book 2417, Page 1767, Multnomah County Deed Records; said parcel being in the Southwest one-quarter of Section 3, Township 1 South, Range 3 East, in the City of Gresham, County of Multnomah and State of Oregon, said portion being more particularly described as follows:

Beginning at a point being the most Southwesterly corner of said parcel, said point also being on the Northerly right-of-way line of S.E. Burnside Street; thence leaving said Northerly right-of-way line North 22 55' 36" East 112.00 feet; thence South 67 04' 24" East 10.99 feet; thence South 22 55' 36" West 112.00 feet to said Northerly right-of-way line; thence tracing said Northerly right-of-way line North 67 04' 24" West 10.99 feet to the point of beginning.

TOGETHER WITH a portion that begins at a point that bears South 22 55' 36" West 31.67 feet from the most Northerly corner of said parcel; thence South 45 45' 15" East 60.92 feet; thence North 52 37' 55" East 25.65 feet to the Southerly right-of-way line of N. W. Fairview Drive; thence tracing said Southerly right-of-way line South 42 39' 55" East 30.18 feet; thence leaving said Southerly right-of-way line South 52 23' 08" West 16.19 feet; thence South 36 54' 33" West 115.27 feet; thence South 6 05' 13" East 22.82 feet; thence South 36 41' 37" West 19.45 feet to the Northerly right-of-way line of S.E. Burnside Street; thence tracing said Northerly right-of-way line North 67 04' 24" West 32.95 feet; thence leaving said Northerly right-of-way line North 36 42' 41" East 4.70 feet; thence North 16 02' 36" East 31.02 feet; thence North 37 24' 30" East 95.12 feet; thence North 45 02' 30" West 60.20 feet; thence North 22 55' 36" East 27.21 feet to the point of beginning.